Exhibit 4.2

EXECUTION VERSION

FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, amended and restated and/or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of June 27, 2018 among DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Lender Agent”) for the lenders (the “Lenders”) party to the Credit Agreement (as hereinafter defined), DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (as hereinafter defined), those other persons party to the Original Intercreditor Agreement (defined below), the Amended and Restated Intercreditor Agreement (defined below), the Second Amended and Restated Intercreditor Agreement (defined below) and the Third Amended and Restated Intercreditor Agreement (defined below), in each case set forth in Exhibit A attached hereto, and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement.

R E C I T A L S

1.                                                                                      The prior Lender Agent and certain lenders entered into a Secured Credit Agreement dated as of April 23, 2001 (as amended through the fourth amendment thereto, the “Original Credit Agreement”) with Owens-Illinois Group, Inc., a Delaware corporation (“Company”) and certain of its subsidiaries.

2.                                                                                      In connection with the Original Credit Agreement, the Lender Agent and Collateral Agent executed a certain Intercreditor Agreement dated as of April 23, 2001 (as amended through the first amendment thereto and as supplemented by various acknowledgments thereto, the “Original Intercreditor Agreement”), and the Pledgors (as defined below) and Collateral Agent executed a certain Pledge Agreement dated as of April 23, 2001 (as amended through the first amendment thereto, the “Original Pledge Agreement”).

3.                                                                                      Certain lenders and Deutsche Bank Trust Company Americas (“DBTCA”) as agent and representative thereof then entered into a certain First Amended and Restated Secured Credit Agreement as of June 13, 2003 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “First Amended and Restated Credit Agreement”), which amended and restated the Original Credit Agreement in its entirety.

4.                                                                                      In connection with the First Amended and Restated Credit Agreement, the prior Lender Agent and DBTCA, as prior Collateral Agent, executed a certain Amended and Restated Intercreditor Agreement dated as of June 13, 2003 (as amended through the second amendment thereto and as supplemented by various acknowledgments thereto, the “Amended and Restated Intercreditor Agreement”), which amended and restated the Original Intercreditor Agreement in its entirety, and the Pledgors and the prior Collateral Agent executed a certain Amended and Restated Pledge Agreement dated as of June 13, 2003 (as amended through the second amendment thereto, the “Amended and Restated Pledge Agreement”).

5.                                                                                      Certain lenders and DBTCA as agent and representative thereof then entered into a certain Second Amended and Restated Secured Credit Agreement as of March 15, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Second Amended and Restated Credit Agreement”), which amended and restated the First Amended and Restated Credit Agreement in its entirety, and then entered into a certain Third Amended and Restated Secured Credit Agreement as of October 7, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Third Amended and Restated Credit Agreement”), which amended and restated the Second Amended and Restated Credit Agreement in its entirety, and then entered into a certain new Credit Agreement as of June 14, 2006 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the fourth amendment thereto, the “2006 Credit Agreement”), which replaced the Third Amended and Restated Credit Agreement in its entirety.

6.                                                                                      In connection with the Second Amended and Restated Credit Agreement, the prior Lender Agent and DBTCA, as prior Collateral Agent, executed a certain Second Amended and Restated Intercreditor Agreement dated as of June 14, 2004 (the “Second Amended and Restated Intercreditor Agreement”), which amended and restated the Amended and Restated Intercreditor Agreement in its entirety.

7.                                                                                      Certain lenders, Lender Agent and DBTCA, as prior Collateral Agent, entered into a certain Credit Agreement and Syndicated Facility Agreement as of May 19, 2011 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated and/or otherwise modified from time to time, the “2011 Credit Agreement”), which replaced the 2006 Credit Agreement in its entirety.

8.                                                                                      In connection with the 2011 Credit Agreement, the Lender Agent and DBTCA, as prior Collateral Agent, executed a certain Third Amended and Restated Intercreditor Agreement dated as of May 19, 2011 (the “Third Amended and Restated Intercreditor Agreement”), which amended and restated the Second Amended and Restated Intercreditor Agreement in its entirety.

9.                                                                                      Certain lenders and the Lender Agent then entered into a certain Amended and Restated Secured Credit Agreement and Syndicated Facility Agreement as of April 22, 2015 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the fifth amendment thereto, the “2015 Credit Agreement”), which amended and restated the 2011 Credit Agreement in its entirety.

10.                                                                               The lenders, Lender Agent and Collateral Agent have entered into a certain Second Amended and Restated Credit Agreement as of June 27, 2018 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated and/or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any successor or replacement facility of Company and/or its Subsidiaries designated in writing as such by Borrowers’ Agent with Collateral Agent’s consent and acknowledgment of the termination of the predecessor Credit Agreement by an agent for the lenders thereunder). The Credit Agreement replaces the 2015 Credit Agreement in its entirety, is hereby designated in writing as such by the Borrowers’ Agent in accordance with the Third Amended and Restated Intercreditor Agreement, and Collateral Agent hereby consents thereto and acknowledges the amendment and restatement of the predecessor 2015 Credit Agreement. Initially capitalized terms used herein without definition are defined in the Credit Agreement.

11.                                                                               After the execution of the Original Intercreditor Agreement, certain holders of Other Permitted Credit Exposure (as defined below) executed acknowledgments thereto, to the Amended and Restated Intercreditor Agreement, to the Second Amended and Restated Intercreditor Agreement or to the Third Amended and Restated Intercreditor Agreement, as applicable, which acknowledgments were acknowledged by Borrowers’ Agent and delivered to Collateral Agent, pursuant to which such persons agreed to be bound by the terms of the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement, the Second Amended and Restated Intercreditor Agreement or the Third Amended and Restated Intercreditor Agreement (each a “Predecessor Intercreditor Agreement”), as applicable, and by virtue of such execution, acknowledgment and delivery, the obligations held by such holders with respect to such Other Permitted Credit Exposure became guarantied by the Loan Guaranties (as defined below) and secured by the Collateral Documents (as defined below) as and to the extent set forth in the applicable Credit Agreement, Loan Guaranties and Collateral Documents.

12.                                                                               In connection with the Credit Agreement, Lender Agent and Collateral Agent have been directed by Requisite Obligees (as defined in the Third Amended and Restated Intercreditor Agreement), pursuant to Section 9(b) of the Third Amended and Restated Intercreditor Agreement, to amend and restate the Third Amended and Restated Intercreditor Agreement in its entirety as set forth herein.

13.                                                                               Company has guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure (as defined below), pursuant to Article XIV of the Credit Agreement (the “Company Guaranty”).

14.                                                                               Owens-Brockway has guaranteed (A) all Loans made to, and other Obligations of, the Offshore Borrowers and (B) Other Permitted Credit Exposure, in each case pursuant to a certain Amended and Restated Domestic Borrowers’ Guaranty dated as of April 22, 2015 (as reaffirmed by the Reaffirmation Agreement (as defined below) and as further amended, amended and restated and/or otherwise modified from time to time, the “Domestic Borrowers’ Guaranty”).

15.                                                                               Owens-Brockway Packaging, Inc., a Delaware corporation (“Packaging”), and the other Subsidiary Guarantors have guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure pursuant to a certain Amended and Restated Subsidiary Guaranty dated as of April 22, 2015 (as reaffirmed by the Reaffirmation Agreement and as further amended, amended and restated and/or otherwise modified from time to time, the “Subsidiary Guaranty”).

16.                                                                               On the date hereof, each of Company, Owens-Brockway, Packaging and each other Subsidiary Guarantor have agreed to reaffirm and modify their respective obligations under the Company Guaranty, the Domestic Borrowers’ Guaranty, the Subsidiary Guaranty and the Pledge Agreement (as defined below) and the Security Agreement (as defined below) pursuant to the Domestic Guarantor Consent and Reaffirmation, dated as of the date hereof (the “Reaffirmation Agreement”) by and among the Company, Owens-Brockway, Packaging, each other Subsidiary Guarantor and the Collateral Agent.

17.                                                                               Company and Packaging (collectively, the “Pledgors”) executed and delivered to Collateral Agent a Fourth Amended and Restated Pledge Agreement dated as of April 22, 2015 (as reaffirmed and modified by the Reaffirmation Agreement and as further amended, amended and restated and/or otherwise modified from time to time, the “Pledge Agreement”).

18.                                                                               Owens-Brockway, Company, and the Subsidiary Guarantors, including Packaging, identified on Schedule 1.1(d) annexed to the Credit Agreement executed and delivered to Collateral Agent an Amended and Restated Security Agreement dated as of April 22, 2015 (as reaffirmed and modified by the Reaffirmation Agreement and as further amended, amended and restated and/or otherwise modified from time to time, the “Security Agreement”). The Pledge Agreement, the Security Agreement and Reaffirmation Agreement are collectively referred to herein as the “Collateral Documents”. All collateral pledged or secured by the Collateral Documents is collectively referred to herein as the “Domestic Collateral”.

19.                                                                               The obligations (a) of Company under the Credit Agreement (including the Company Guaranty) and Packaging under the Subsidiary Guaranty have been secured by certain Pledged Shares and Pledged Debt (in each case, as defined in the Pledge Agreement) on a senior basis pursuant to the Pledge Agreement and (b) of Owens-Brockway under the Credit Agreement and the Domestic Borrowers’ Guaranty, the obligations of the Company under the Company Guaranty and the obligations of the Subsidiary Guarantors under the Subsidiary Guaranty have each been secured by certain Pledged Shares and Pledged Debt (in each case, as defined in the Pledge Agreement)  and other Domestic Collateral on a senior basis pursuant to the Security Agreement.

20.                                                                               Company and Restricted Subsidiaries of Company have incurred, and it is contemplated that, from time to time in the future, Restricted Subsidiaries of Company may incur, obligations to Lenders or Affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures (including under Interest Rate Agreements (as defined in Section 2(a) below), Currency Agreements (as defined in Section 2(a) below) and Commodities Agreements) or extensions of credit to the extent permitted under the Credit Agreement (“Other Permitted Credit Exposure”). Company, Owens-Brockway and the Subsidiary Guarantors (collectively, the “Loan Guarantors”) have guaranteed such Other Permitted Credit Exposure pursuant to (i) the Company Guaranty, (ii) the Domestic Borrowers’ Guaranty and (iii) the Subsidiary Guaranty, respectively (collectively, the “Loan Guaranties”). Each holder of such Other Permitted Credit Exposure (including those holders of Other Permitted

Credit Exposure set forth on Exhibit B attached hereto) is referred to herein as an “Other Permitted Credit Exposure Holder” and, collectively, all such holders are referred to as the “Other Permitted Credit Exposure Holders”, and the documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to herein as the “Other Permitted Credit Exposure Documents”. Notwithstanding the foregoing, an Other Permitted Credit Exposure Holder (other than any Acknowledged OPCE Holder (defined below)) may only receive the benefit of the Loan Guaranties and may only be secured by the Domestic Collateral pursuant to the Collateral Documents if (a) such Other Permitted Credit Exposure Holder delivers to Collateral Agent a duly executed acknowledgment to this Agreement in the form attached hereto as Exhibit D agreeing to be bound by the terms hereof, (b) the Borrowers’ Agent has duly executed and delivered an acknowledgment to such acknowledgment, and (c) such holder is (or becomes) and thereafter remains a Lender or an Affiliate of a Lender under the Credit Agreement and (d) to the extent applicable , such Other Permitted Credit Exposure Holder shall have released and terminated any guaranty by Holdings of such Other Permitted Credit Exposure. Requisite acknowledgments with respect to Predecessor Intercreditor Agreements have previously been so executed, delivered and acknowledged with respect to the Other Permitted Credit Exposure described on Exhibit B attached hereto and, notwithstanding anything to the contrary herein, no further action is required for the holders of such obligations (each an “Acknowledged OPCE Holder”) to continue to receive the benefit of the Loan Guaranties and such security pursuant to the Collateral Documents.

21.                                                                               It is contemplated that, from time to time in the future to the extent permitted by the Credit Agreement, Company, Packaging, Owens-Brockway and/or the other Subsidiary Guarantors may issue and/or guaranty certain Permitted Secured Debt (any indenture, debenture, note, guaranty or other document executed by Company, Packaging, Owens-Brockway and or any other Subsidiary Guarantor in connection with the issuance of any such Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Document” individually and the “Permitted Secured Debt Documents” collectively and any trustee or like representative of the holders of any such Permitted Secured Debt acting in such capacity for the benefit of the holders of Permitted Secured Debt is referred to herein as a “Permitted Secured Debt Representative”), which Permitted Secured Debt Documents may be secured by all or any portion of the Domestic Collateral pursuant to the Collateral Documents; provided, that, for any holder of any Permitted Secured Debt to receive the benefit of such security it shall cause a Permitted Secured Debt Representative for such Permitted Secured Debt to execute and deliver to Collateral Agent an acknowledgment to this Agreement in the form attached hereto as Exhibit C agreeing to be bound by the terms hereof, which acknowledgment shall be acknowledged by the Borrowers’ Agent. Any such acknowledgment may designate, as set forth in the acknowledgment for Permitted Secured Debt attached hereto, that such Permitted Secured Debt is to be secured by less than all of the Domestic Collateral in which a security interest is granted pursuant to the Collateral Documents

(for instance, such acknowledgement may designate that the applicable Permitted Secured Debt is not to be secured by the Securities Collateral (as defined in the Security Agreement) described in clauses (e)(i) and (e)(ii) thereof (“Excluded Securities Collateral”) or any other category of Domestic Collateral) (any such Permitted Secured Debt for which such designation is made is being referred to herein as “Specified New Senior Debt”, and any such excluded category of Collateral with respect to any issue of Specified New Senior Debt being “Excluded Collateral”).

22.                                                                               The (a) Lender Agent and any Other Permitted Credit Exposure Holders secured by the Collateral Documents, (b) Permitted Secured Debt Representative in respect of any obligations in respect of any Permitted Secured Debt secured by the Collateral Documents and (c) Collateral Agent (collectively, the “Secured Parties”) desire to set forth certain additional provisions regarding the appointment, duties and responsibilities of Collateral Agent and to set forth certain other provisions concerning the obligations of the Pledgors, Borrowers (other than Offshore Borrowers) and the other Subsidiary Guarantors (collectively, the “Grantors”) and the Loan Guarantors to the Secured Parties under the agreements referred to in the foregoing recitals.

23.                                                                               The Secured Parties wish to set forth their agreement as to the allocation of certain payments to be made from Net Proceeds relating to an Asset Sale (“Net Asset Sale Proceeds”) of Domestic Collateral and Net Insurance/Condemnation Proceeds.

24.                                                                               The Secured Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Loan Guaranties and the Collateral Documents and certain limitations on the exercise of such remedies.

NOW, THEREFORE, the parties hereto (with the consent and at the direction of the Requisite Obligees pursuant to the Credit Agreement) agree that the Third Amended and Restated Intercreditor Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. Appointment As Collateral Agent. The Lender Agent and each Permitted Secured Debt Representative executing and acknowledging this Agreement hereby appoints (and/or confirms the appointment of), and each Other Permitted Credit Exposure Holder and future Permitted Secured Debt Representative that has signed an acknowledgment to the Original Intercreditor Agreement, the Amended and Restated Intercreditor Agreement, the Second Amended and Restated Intercreditor Agreement or the Third Amended and Restated Intercreditor Agreement, or that signs this Agreement or an acknowledgment hereto, by such signing, appoints (and/or confirms the appointment of) Deutsche Bank AG New York Branch to serve as collateral agent and representative of each such Secured Party under each of the Collateral Documents and the Loan Guaranties (in such capacity, together with its successors in such capacity, “Collateral Agent”) and authorizes Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all such Secured Parties, the Security Agreement, the Pledge Agreement, the Loan Guaranties (in each case as applicable) and any other documents or instruments related to any of the foregoing or necessary to perfect the security interests created thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Domestic Collateral and the obligations of the Grantors under the Collateral Documents and obligations of the Loan Guarantors under the Loan Guaranties.

SECTION 2. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreement, Other Permitted Credit Exposure Documents, Permitted Secured Debt Documents, Collateral Documents and Loan Guaranties.

(a)                                 Collateral Agent agrees to make such demands and give such notices under the Loan Guaranties and the Collateral Documents as Requisite Obligees may request, and to take such action to enforce the Loan Guaranties and the Collateral Documents and to foreclose upon, collect and dispose of the Domestic Collateral or any portion thereof as may be directed by Requisite Obligees. For purposes of this Agreement, (i) “Requisite Obligees” means, for purposes of this Agreement, including directing Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the Collateral Documents or the Loan Guaranties, Lenders holding 51% or more of the aggregate principal amount of the sum of (A) all Loans outstanding, (B) all other credit facilities utilized (including the stated amount of all Letters of Credit, the Domestic Overdraft Amount and the Offshore Overdraft Amounts and the face amount of all unmatured discounted bankers’ acceptances, if any) under the Credit Agreement and (C) all unused Commitments under the Credit Agreement, and (ii) if the Obligations (such term being used herein as defined in the Credit Agreement) have been indefeasibly paid in full in cash and the Credit Agreement and all Letters of Credit have terminated, “Requisite Obligees” shall mean Secured Parties holding 51% or more of the aggregate amount of the sum of (A) the principal amount of the Other Permitted Credit Exposure then secured by Domestic Collateral (with the “principal amount” under Hedging Agreements relating to interest rate swaps or derivatives (such agreements, “Interest Rate Agreements”), Hedging Agreements relating to currency transactions (such agreements, “Currency Agreements”) and Commodities Agreements then secured by Domestic Collateral herein deemed to be 20% of the notional amount under the applicable Interest Rate Agreements, Currency Agreements and Commodities Agreements or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement, Currency Agreement or Commodities Agreement, as the case may be) and (B) in the case of the Collateral Documents only (and not the Loan Guaranties) the aggregate outstanding principal amount of the Permitted Secured Debt (to the extent such Permitted Secured Debt is then secured by the Domestic Collateral under the Collateral Documents), provided, that, the aggregate principal amount of any Specified New Senior Debt shall not be included in such calculation with respect to any direction to Collateral Agent solely to the extent such direction relates to any Excluded

Collateral (as defined in the relevant acknowledge hereto), until indefeasible payment in full in cash of all Other Permitted Credit Exposure secured by the Domestic Collateral and all Permitted Secured Debt secured by the Domestic Collateral under the Collateral Documents. Collateral Agent shall not be required to take any action that is, in its opinion, contrary to law or to the terms of this Agreement, or any of the Collateral Documents or any of the Loan Guaranties or which would in its opinion subject it or any of its officers, employees or directors to liability, and Collateral Agent shall not be required to take any action under this Agreement or any of the Collateral Documents or any of the Loan Guaranties, unless and until Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all losses, costs, expenses or liabilities in connection therewith.

(b)                                 Each Secured Party executing this Agreement (or that has executed a Predecessor Intercreditor Agreement) agrees that (i) Collateral Agent may act as Requisite Obligees may request (regardless of whether any Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and (iii) no Secured Party or any holder represented thereby shall have any liability to any other Secured Party or any holder represented thereby for any such request. Collateral Agent shall give prompt notice to all Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Collateral Document or Loan Guaranties of the action so taken.

(c)                                  Each Secured Party agrees that unless and until such Secured Party is entitled to give direction to Collateral Agent pursuant to Section 2(a) with respect to a Collateral Document or the Loan Guaranties, the only right of such Secured Party under the Collateral Documents and the Loan Guaranties is for Other Permitted Credit Exposure and the Permitted Secured Debt (collectively, with the Obligations under the Credit Agreement and all Loan Guaranties with respect to Other Permitted Credit Exposure, the “Senior Secured Obligations”) to be secured by the Domestic Collateral as provided in the Collateral Documents, and to receive a share of the proceeds of such Domestic Collateral or any payments under the Loan Guaranties, if any, as and when provided in the Collateral Documents and Section 3 and Section 4(a) hereof. The Permitted Secured Debt Representatives acknowledge that they have no rights or remedies under or with respect to any of the Loan Guaranties.

(d)                                 Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Collateral Documents and the Loan Guaranties as to any course of action or other matter relating hereto or to any Collateral Document or any Loan Guaranties.

Except as otherwise provided in the Collateral Documents and the Loan Guaranties, directions given by Requisite Obligees to Collateral Agent hereunder shall be binding on all Secured Parties for all purposes.

(e)                                  Subject to the application of proceeds pursuant to Section 3 or Section 4, as applicable, Collateral Agent may release the Liens created under the Collateral Documents against any portion of the Domestic Collateral that is the subject of a sale, transfer or other disposition permitted by the Credit Agreement (other than to another Grantor), made in connection with Collateral Agent’s exercise of remedies under the Collateral Documents, to the extent permitted by Section 11.10 of the Credit Agreement or otherwise to the extent approved by the Requisite Obligees or such greater number of Lenders as may be required under the Credit Agreement, including, without limitation, against any portion of the Domestic Collateral pledged by Owens-Brockway or a Subsidiary Guarantor under the Security Agreement upon the sale, transfer or other disposition (other than to another Grantor) of all of the Capital Stock of and intercompany indebtedness owing by or to Owens-Brockway or such Subsidiary Guarantor or the direct or indirect parent thereof as permitted by the Credit Agreement or in connection with Collateral Agent’s exercise of remedies under the Collateral Documents. In addition, notwithstanding anything to the contrary in any of the Collateral Documents, upon release of a guarantor of any Permitted Secured Debt, the Liens created under the Collateral Documents against any assets or property of that guarantor shall no longer secure such Permitted Secured Debt.

(f)                                   Each Secured Party agrees that no Secured Party shall have any right to, and agrees that it shall not take any action whatsoever to enforce any term or provision of any Collateral Document or any Loan Guaranties or to enforce any of its rights in respect of the Domestic Collateral, it being understood that all rights and remedies under the Collateral Documents and the Loan Guaranties shall be executed exclusively by Collateral Agent in accordance with this Agreement.

SECTION 3. Application of Proceeds of Security, Loan Guaranty Payments.

(a)                                 Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom, any and all amounts actually received by Collateral Agent in connection with the enforcement of the Collateral Documents, including the proceeds of any sale or other disposition of, collection from or other realization upon the Domestic Collateral or any portion thereof (collectively, “Proceeds”) shall be applied promptly by Collateral Agent as follows:

(i)             Proceeds of Domestic Collateral pledged pursuant to the Collateral Documents shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account (as defined in the Security Agreement) for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Senior Secured Obligations) for the ratable benefit of the holders thereof and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement; provided, that, no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of any Excluded Collateral (as defined in the relevant acknowledgment) shall be applied toward payment of obligations in respect of Specified New Senior Debt for which such Domestic Collateral is excluded (and the holders of any Specified New Senior Debt shall not be entitled to any increased portion of any Proceeds of any other Domestic Collateral due to such exclusion); provided, further, that, in making such application in respect of outstanding obligations under Permitted Secured Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the Permitted Secured Debt Representatives the Permitted Secured Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties (as defined in Section 7(c)) pursuant to Section 7(c); and

Third, to the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until Proceeds are so applied, Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

(ii)          Any and all amounts actually received by Collateral Agent in connection with the enforcement of the Loan Guaranties (collectively, “Loan Guaranty Payments”) shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Loan Guarantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Guarantied Obligations (as defined below) (including any Aggregate Available Amount (as defined in the Security Agreement), deposited into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Guarantied Obligations) (for the ratable benefit of the holders thereof); and

Third, to the payment to or upon the order of the applicable Loan Guarantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until such Loan Guaranty Payments are so applied, Collateral Agent shall hold such Loan Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds. Any Loan Guaranty Payments received by Collateral Agent relating to the Obligations and the Other Permitted Credit Exposure (“Guarantied Obligations”) shall be applied so that each Secured Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations.

(b)                                 Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom, any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Senior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Senior Secured Obligations. For purposes of determining the proportionate amounts of all Senior Secured Obligations when Proceeds are to be distributed under this Section 3, the amount of the outstanding Obligations, Other Permitted Credit Exposure and Permitted Secured Debt, respectively, shall be deemed to be the principal and interest or face amount or other amount then due and owing (exclusive of expenses and similar liabilities), as applicable, then due and payable under the Credit Agreement, the Other Permitted Credit Exposure Documents (to the extent such Other Permitted Credit Exposure is then secured by the Domestic Collateral pursuant to the applicable Collateral Documents) or the Permitted Secured Debt Documents (to the extent that the Permitted Secured Debt with respect thereto is then secured by the Domestic Collateral under the applicable Collateral Documents), as applicable.

(c)                                  Payments by Collateral Agent to the Lenders on account of Proceeds received by Collateral Agent in respect of the Obligations shall be made to the Lender Agent for distribution to the Lenders in accordance with the Credit Agreement. Other payments shall be made as follows: (i) any payments in respect of Other Permitted Credit Exposure shall be made as directed by the Other Permitted Credit Exposure Holder to which obligations under such Other Permitted Credit Exposure are owed and (ii) any payments in respect of any Permitted Secured Debt shall be paid to the applicable Permitted Secured Debt Representative for the benefit of the holders of such Permitted Secured Debt.

SECTION 4. Allocation of Proceeds from Asset Sales and Net Insurance/Condemnation Proceeds of Domestic Collateral. The Lender Agent acting on behalf of the Lenders, and each Other Permitted Credit Exposure Holder and each Permitted Secured Debt Representative executing this Agreement or an acknowledgment to this Agreement, acting on behalf of the holders of the applicable Other Permitted Credit Exposure or Permitted Secured Debt (as applicable), agree, inter se, that Net Asset Sale Proceeds of Domestic Collateral and any Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral shall, in each case, be allocated as provided in this Section 4. Company, Packaging and the other Subsidiary Guarantors agree that any Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom shall be applied at the times, if any, required under the Credit Agreement as provided in Section 4(a).

(a)                                 Upon the occurrence of (i) an Asset Sale of Domestic Collateral which requires a prepayment of the Obligations as provided in the Credit Agreement or (ii) an event giving rise to Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral which in each case requires a prepayment of the Obligations (such term being used herein as defined in the Credit Agreement) as provided in the Credit Agreement, the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds shall be applied to the payment in cash in full of, to the extent required under the Credit Agreement, the Obligations, and, to the extent but only to the extent expressly required by the applicable Financing Agreements (as defined below) the obligations in respect of Permitted Secured Debt (to the extent such Permitted Secured Debt is then secured by the applicable Domestic Collateral) in proportion to their respective outstanding amounts of principal and interest, as the case may be. The allocation set forth in this paragraph (a) shall apply in all circumstances including, without limitation, with respect to any case or proceeding under any bankruptcy law or insolvency law involving creditors’ rights generally; provided, however, Net Asset Sale Proceeds arising from any Excluded Collateral (as defined in the relevant acknowledgment hereto) shall in no event be applied to the repayment of obligations in respect of any Specified New Senior Debt to which such Excluded Collateral relates (and neither the holders nor representatives of any Specified New Senior Debt shall be entitled to any increased portion of any Net Asset Sale Proceeds of any other Collateral due to such exclusion).

(b)                                 To the extent received by Company, Packaging or any other Subsidiary Guarantor such entity shall pay to Collateral Agent all of the Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, which are payable under Section 4(a). Any such payments received by Collateral Agent directly or pursuant to this Section 4(b) shall be distributed to the relevant parties, including, if applicable, the Permitted Secured Debt Representatives in accordance with Section 4(a) and in the manner provided in Section 3(c).

SECTION 5. Information. In the event Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Domestic Collateral, or any portion thereof, or to enforce any Collateral Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties as provided herein, upon the request of Collateral Agent, each of the following Secured Parties agrees to provide promptly to Collateral Agent the following information:

(a)                                 The Lender Agent on behalf of the Lenders agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as Collateral Agent may specify, (ii) the current Commitment of each Lender under the Credit Agreement, and (iii) any payment received by the Lender Agent to be applied to the principal of or interest on the Obligations. The Lender Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(b)                                 Each Other Permitted Credit Exposure Holder benefiting from the Loan Guaranties and Other Permitted Credit Exposure Documents benefited by this Agreement, by having signed or by signing an acknowledgment to this Agreement or a Predecessor Intercreditor Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding with respect to the Other Permitted Credit Exposure to which such Other Permitted Credit Exposure Documents relate, including the notional amount under any Interest Rate Agreement, Currency Agreement or Commodities Agreement which constitutes Other Permitted Credit Exposure, or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement, Currency Agreement or Commodities Agreement, as the case may be, whether such amounts are fully guarantied by the Loan Guaranties and the amount, if any, then due and payable under such Loan Guaranties in respect of such Other Permitted Credit Exposure, as at such date as Collateral Agent may specify and (ii) any payment received by such Other Permitted Credit Exposure Holder to be applied to the principal of or interest on the amounts due with respect to the Other Permitted Credit Exposure and the Loan Guaranties, including any payment received with respect to the notional amount under any Interest Rate Agreement, Currency Agreement or Commodities Agreement, or, if an Interest Rate Agreement, Currency Agreement or Commodities Agreement has been terminated in accordance with its terms, any early termination payments under such Interest Rate Agreement, Currency Agreement or Commodities Agreement. The applicable Other Permitted Credit Exposure Holder shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(c)                                  Each Permitted Secured Debt Representative with respect to Permitted Secured Debt benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the applicable Permitted Secured Debt Documents and the amount, if any, then due and payable under such Permitted Secured Debt Documents, as at such date as Collateral Agent may specify and (ii) any payment received by such Permitted Secured Debt Representative to be applied to the principal of or interest on the amounts due with respect to such Permitted Secured Debt and such Permitted Secured Debt Documents. The applicable Permitted Secured Debt Representative shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

SECTION 6. Future Other Permitted Credit Exposure Documents; Permitted Secured Debt Documents.

(a)                                 Each Other Permitted Credit Exposure Holder may cause its respective Other Permitted Credit Exposure Documents to be secured by the Collateral Documents and guaranteed by the Loan Guaranties by executing an acknowledgment in the form attached hereto as Exhibit D and by delivering such executed acknowledgment (which to be effective must be acknowledged by the Borrowers’ Agent) to Collateral Agent, by which such Other Permitted Credit Exposure Holder agrees to be bound by the terms of this Agreement.

(b)                                 The holders of each issue of Permitted Secured Debt may cause such Permitted Secured Debt to be secured by the Collateral Documents by causing their Permitted Secured Debt Representative to execute an acknowledgment in the form attached hereto as Exhibit C, and by delivering such executed acknowledgment (which to be effective must be acknowledged by the Borrowers’ Agent) to Collateral Agent, by which such Permitted Secured Debt Representative agrees to be bound by the terms of this Agreement.

SECTION 7. Disclaimers, Indemnity, Etc.

(a)                                 Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Collateral Documents or the Loan Guaranties, and

Collateral Agent shall not by reason of this Agreement, the Collateral Documents or the Loan Guaranties be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreement, the Other Permitted Credit Exposure Documents or any other documents evidencing or relating to any Other Permitted Credit Exposure, the Permitted Secured Debt Documents, the Collateral Documents or the Loan Guaranties (collectively, the “Financing Agreements”) or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien created under the Collateral Documents or the perfection or priority of any such Lien or for any failure by any Loan Party to perform any of its respective obligations under any of the Financing Agreements. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in- fact selected by it with reasonable care. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(b)                                 Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram, cable or other electronic transmission) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Holdings or any Subsidiary of Holdings), independent accountants and other experts selected by Collateral Agent. As to any matters not expressly provided for by this Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

(c)                                  The Lender Agent on behalf of the Lenders and each Other Permitted Credit Exposure Holder (collectively, the “Paying Indemnifying Parties”) agrees that the Secured Parties represented by it shall indemnify Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Collateral Documents, to the extent neither reimbursed by any Grantor under the Credit Agreement or any Collateral Document nor reimbursed out of any Proceeds pursuant to Section 3 hereof and the corresponding provisions of the Collateral Documents for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Each Permitted Secured Debt Representative, on behalf of such Permitted Secured Debt Representative and the holders of Permitted Secured Debt in respect of which such Permitted Secured Debt Representative is the representative, agrees that, as provided in Section 3 hereof, Section 12 of the Pledge Agreement and Section 18 of the Security Agreement, deductions from distributions otherwise due with respect to such Permitted Secured Debt will be made so that the holders of such Permitted Secured Debt shall share with the Paying Indemnifying Parties, ratably in accordance with the amount of Permitted Secured Debt secured by the Collateral Documents, the payment of the amounts due under the preceding sentence.

(d)                                 Except for action expressly required of Collateral Agent hereunder, Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e)                                  Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Senior Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to Collateral Agent, shall have been filed with Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

(f)                                   Except as expressly provided herein and in the Collateral Documents, Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Domestic Collateral. Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Domestic Collateral at any private sale.

(g)                                  (i)  Until such time as the Senior Secured Obligations shall have been indefeasibly paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to the Secured Parties (such resignation to take effect as hereinafter provided). In the event of such resignation of Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) (A) shall be commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period (a “Potential Event of Default”) shall have occurred and be continuing, shall be approved by Company.

(ii)                                  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(iii)                               In no event shall Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by any Grantor or any affiliates thereof.

SECTION 8. Miscellaneous.

(a)                                 All notices and other communications provided for herein shall be in writing (including by telecopy or electronic PDF) and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or other electronic transmission on four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b)                                 This Agreement may be modified or waived only by an instrument or instruments in writing signed by Collateral Agent and the Lender Agent with the written consent of Requisite Obligees, except that any modification or waiver adversely affecting a Secured Party’s rights under Sections 3 or 4 hereof shall require the written consent of such Secured Party;

provided, however that, notwithstanding the foregoing, the written consent of the Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Domestic Collateral and entitled to the benefits of the Pledge Agreement and/or the Security Agreement insofar as the foregoing is not prohibited by the Financing Agreements benefiting such Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility with substantially the same or similar benefits, rights and priorities hereunder as the Credit Agreement, and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such Indebtedness.

(c)                                  This Agreement shall be binding upon and inure to the benefit of Collateral Agent, each Secured Party and their respective successors and assigns.

(d)                                 This Agreement may be executed in any number of counterparts (including by telecopy or electronic PDF), all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e)                                  This amendment and restatement of the Third Amended and Restated Intercreditor Agreement shall become effective as to the Lenders, the Lender Agent and Collateral Agent upon the execution of this Agreement by the Lender Agent and Collateral Agent and the delivery of each such Person’s counterparts to Collateral Agent. Under Section 9(b) of the Third Amended and Restated Intercreditor Agreement, the Third Amended and Restated Intercreditor Agreement may be amended as set forth herein with the consent of Requisite Obligees without the consent of any of the other Secured Parties, and accordingly, upon such execution by Lender Agent and Collateral Agent, this Agreement shall become effective as to each holder of Other Permitted Credit Exposure listed on Exhibit B attached hereto (each of which has heretofore executed and delivered to Collateral Agent an acknowledgment to one or more Predecessor Intercreditor Agreements that was acknowledged by Borrowers’ Agent). This Agreement shall become effective as to each future Other Permitted Credit Exposure Holder and each future Permitted Secured Debt Representative, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by Section 6 and delivery of such executed acknowledgment (which to be effective shall also be acknowledged by the Borrowers’ Agent) to Collateral Agent.

(f)                                   Collateral Agent or an Affiliate thereof shall at all times be the same Person that is Administrative Agent under the Credit Agreement (for so long as the Credit Agreement exists). Written notice of resignation by Administrative Agent pursuant to subsection 11.6 of the

Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement and each of the Collateral Documents; and appointment of a successor Administrative Agent pursuant to subsection 11.6 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement and each of the Collateral Documents unless Administrative Agent designates an Affiliate for such role, in which case, such appointment of Administrative Agent shall constitute appointment of such Affiliate as Collateral Agent. Upon the acceptance of any appointment as Administrative Agent under subsection 11.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent or its designated Affiliate shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and each of the Collateral Documents. After any retiring Administrative Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(g)                                  THIS AGREEMENT SHALL AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO THIS AGREEMENT) BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)                                 Anything contained in this Agreement to the contrary notwithstanding, each party to this Agreement shall no longer be a party from and after such time as all of the obligations owing such party (including, without limitation, any asserted indemnification obligations) and secured by any of the Collateral Documents or guaranteed by any of the Loan Guaranties, or the instruments representing the same, shall have ceased to be outstanding by virtue of the payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

Notice Address:

Deutsche Bank AG New York Branch
5022 Gate Parkway, Suite 400
Jacksonville, FL 32256
Attn: Sheila Lee,
Email: sheila.lee@db.com

With a copy to:

Deutsche Bank AG New York Branch
60 Wall Street, Mail Stop NYC60-0220
New York, New York 10005
Attn: Matthew Snyder
Email: matthew.snyder@db.com

[Signature Page to Fourth Amended and Restated Intercreditor Agreement]

EACH GRANTOR, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Sections 3 and 4 hereof.

On behalf of each entity on the attached Exhibit A, in the capacity set forth for such entity on such Exhibit A

By:	/s/ David C. Johnson
Name:	David C. Johnson

[Signature Page to Fourth Amended and Restated Intercreditor Agreement]

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Pledgors	Title of Officer Executing on Behalf of Such Pledgor
OI Australia Inc.	Treasurer
O-I Packaging Solutions LLC	Treasurer
OI General FTS Inc.	Treasurer
Owens-Brockway Glass Container Inc.	Vice President, Treasurer and Investor Relations
Owens-Brockway Packaging, Inc.	Treasurer
Owens-Illinois General Inc.	Treasurer
Owens-Illinois Group, Inc.	Treasurer

Exhibit A - 1

EXHIBIT C
TO
FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

ACKNOWLEDGMENT

Other Permitted Credit Exposure

Reference is hereby made to the Fourth Amended and Restated Intercreditor Agreement dated as of June 27, 2018, as amended through the date hereof (as so amended, the “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and as Collateral Agent, each other Secured Party party thereto and each Grantor party thereto, in which this Acknowledgment is incorporated. The undersigned Secured Party has issued certain Other Permitted Credit Exposure (described below) which indebtedness thereunder is to receive the benefit of the Loan Guaranties and to be secured by the Collateral Documents. The undersigned Secured Party acknowledges the terms of this Agreement (including to the effect that the undersigned shall only remain entitled to the benefits hereof and of the Collateral Documents for so long as it is (or becomes) and remains a Lender or an Affiliate of a Lender), the Loan Guaranties and agrees to be bound hereby and thereby. Capitalized terms used herein without definition are defined in the Agreement.

[Describe in detail the relevant Other Permitted Credit Exposure (including by reference to the relevant agreements)].

INSERT AS APPLICABLE: By execution hereof, the undersigned for the benefit of Owens-Illinois, Inc. releases Owens-Illinois, Inc. from any guaranty and any other obligations of Owens-Illinois, Inc. in respect of the Other Permitted Credit Exposure described above.

SECURED PARTY
[Insert Name of Lender]

By:
Date:

Notice Address:

Exhibit C - 1

Acknowledged and Agreed:

Borrower’s Agent

By:
Date:

Exhibit C - 2

EXHIBIT D
TO
FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

ACKNOWLEDGMENT

[Permitted Secured Debt]

Reference is hereby made to the Fourth Amended and Restated Intercreditor Agreement dated as of June 27, 2018, as amended through the date hereof (as so amended, the “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and as Collateral Agent, each other Secured Party party thereto and each Grantor party thereto, in which this Acknowledgment is incorporated. The undersigned Secured Party represents the holders of Permitted Secured Debt (described below) pursuant to which Indebtedness thereunder is to be secured by the Collateral Documents. The undersigned Secured Party acknowledges the terms of the Agreement and agrees to be bound hereby. Capitalized terms used herein without definition are defined in the Agreement.

[Describe Permitted Secured Debt] [Include for Specified New Senior Debt] [Notwithstanding anything to the contrary in this Agreement or the Collateral Documents, the undersigned Secured Party on behalf of the holders from time to time of the [describe Specified New Senior Debt] agrees and acknowledges for the benefit of Collateral Agent and the Borrowers’ Agent that (i) in no event shall the pledges and security interests made under the Collateral Documents in favor of Collateral Agent by the Company or any Restricted Subsidiaries of the Company in the [describe in detail or by category the assets to be excluded as Collateral for the relevant issuance of [Specified New Senior Debt] [or, if applicable, any proceeds thereof] (the “Excluded Collateral”) be effective for or secure obligations under or in respect of the [describe Specified New Senior Debt], and (ii) the undersigned Secured Party expressly disclaims and releases forever any interest in or benefits of the Excluded Collateral including any right to direct Collateral Agent or, if applicable, the share in proceeds with respect thereto. The undersigned Secured Party further agrees and consents to any amendments of the Agreement or any of the Collateral Documents, and agrees to execute and deliver such amendments (as necessary) and such other documents as may from time to time be reasonably requested, for the purpose of more fully reflecting or effectuating the intent of this paragraph].

[Remainder of page intentionally left blank]

Exhibit D - 1

SECURED PARTY
[Insert Name of Permitted Secured Debt Representative or other applicable party]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Borrower’s Agent

By:
Date:

Exhibit D - 2